CSFB 05-1

Group 6

Pay rules

1.

Pay the NAS priority amount to the 6N1

2.

Pay, pro-rata, to the 6S1-6S7 and the 6FL1 until retired.

3.

Pay to the 6L1 until retired.

4.

Pay to the 6N1 until retired.

Notes

Pxing Speed = 100 PPC (6 CPR to 18 CPR in 12 mo, and 18CPR thereafter)

NAS bonds = 6N1 standard 60 mo lockout. (apply shift to both sched and prepays)

Nas Priority =  6N1 Balance/ (Total  Non-PO Balance)

Floater Bonds – 6FL1– 0 day delay, 1ML + 0.35% , 7.50% Cap, Initial Libor – 2.40%

Inverse IO – 6IN1 – 0 day delay, 7.15% - 1ML, 7.15% Cap, 0% Floor, Initial Libor – 2.40%

Notional Balance: 6FL1

Settlement = 1/31/05